As filed with the Securities and Exchange Commission on February 15, 2002
                          Registration No. 333-75900
______________________________________________________________________________

                     U.S. Securities and Exchange Commission
                             Washington, D.C. 20549
                               AMENDMENT NUMBER 1
                                  TO FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                         Merge Technologies Incorporated
            (Exact name of registrant as specified in its charter)

                     Wisconsin			     39-1600938
           (State or other jurisdiction of	   (I.R.S Employer
           incorporation or organization)	Identification Number)


       1126 South 70th Street, Suite S107B, Milwaukee, Wisconsin 53214-3151
                                    (414) 977-4000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                        Richard A. Linden, President
       1126 South 70th Street, Suite S107B, Milwaukee, Wisconsin 53214-3151
                                    (414) 977-4000
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            _____________________________
                                      Copies to:
                                 Mitchell  D. Goldsmith
                                   Dennis B. O'Boyle
                                 Shefsky & Froelich Ltd.
                                 444 N. Michigan Avenue
                                 Chicago, Illinois 60611
                                     (312) 527-4000
                                (312) 527-3194 (Facsimile)
                            _____________________________

Approximate date of proposed sale to the public: as soon as practicable after this Registration Statement has become effective.


If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following: ________.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or
interest reinvestment plans, check the following:       X        .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ________
If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration
statement for the same offering:    ________.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following: _________.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
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              SUBJECT TO COMPLETION, DATED FEBRUARY 15, 2002

                          PRELIMINARY PROSPECTUS

	                    2,540,414 Shares
                                   of
                     Merge Technologies Incorporated

                               Common Stock
                            ($0.01 par value)

	-- This paragraph is along left maragin of this page 1 --
The information in the prospectus is not complete and may be changed.
We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
					--end of paragraph--

This Prospectus relates to the public offering of up to 2,540,414 Shares of common stock, $0.01 par value (the "Shares"), of Merge Technologies Incorporated, a Wisconsin Corporation, ("us," "we," or "our"), all of which Shares may be sold from time to time by the selling shareholders described herein or their assignees and transferees ("the Selling Shareholders"). We issued units comprised of 806,452 Shares and Warrants (the "Warrants") to purchase a total of 403,225 Shares in connection with a recently completed private offering of the units. At various times over the last 12 months, we have issued Shares and Warrants to purchase a total of 693,501 Shares and shares of preferred stock (the "Preferred Stock") which are convertible into a total of 637,236 Shares. None of the Warrants have been exercised and none of the Preferred Stock has been converted into Shares; however, we have granted registration rights to the holders of the Shares, the Warrants and the Preferred Stock. This Prospectus relates to the resale by certain Selling Shareholders of the Shares which they presently own and Shares which they will receive upon exercise of the Warrants and conversion of the Preferred Stock. All of the Shares presently owned by the Selling Shareholders, the Warrants and the Preferred Stock are restricted as to transfer. There is no market for either the Warrants or the Preferred Stock.

We will receive proceeds of $1,253,435 from the exercise of the Warrants. We will not receive any of the proceeds of the Shares sold by the Selling Shareholders.

The Shares trade on the Nasdaq SmallCap Market under the symbol "MRGE".
On February 12, 2002, the last reported bid price was $4.20 for the Shares.

The Selling Shareholders and certain persons who purchase the Shares from the Selling Shareholders may be deemed "Underwriters," as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"). The Shares may be offered by the Selling Shareholders in one or more transactions on the Nasdaq SmallCap Market, or in negotiated transactions or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.
The Shares may be sold by the Selling Shareholders either (i) to a broker or dealer as principal for resale by such broker or dealer for its account pursuant to this Prospectus (e.g., in transactions with a "market maker") or
(ii) in brokerage transactions, including transactions in which the broker solicits purchasers.

We will pay substantially all other expenses of this offering (including the expense of preparing and duplicating this Prospectus and the Registration Statement of which it is a part).

These are speculative securities. You should purchase these securities only if you can afford a complete loss of your investment.

      SEE "RISK FACTORS" FOR INFORMATION THAT SHOULD BE CONSIDERED BY
                           PROSPECTIVE INVESTORS
                       _____________________________


        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
     NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE  SECURITIES
      COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
             ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE

                The date of this Prospectus is __________, 2002

						--page 1--

                      DOCUMENTS INCORPORATED BY REFERENCE


	We are incorporating in this Prospectus by reference the following documents which we filed with the Securities and Exchange Commission:

	1.	Our Annual Report on Form 10-KSB, for fiscal year ended
		December 31, 2000.

	2.	Our Quarterly Reports on Form 10-QSB, for the quarters ended
	  	March 31, June 30, and September 30, 2001.

	3.	The Proxy Statement for our 2001 Annual Meeting of Shareholders

	4.	All documents which we file subsequently pursuant to Sections
		13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the termination of the offering made by the Prospectus, shall be deemed to be incorporated by reference in this Prospectus.

	5.	Our Form 8-A dated January 9, 1998.

Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which is also deemed to be incorporated by reference herein modifies or supersedes such statements. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN EXHIBITS THERETO) ARE AVAILABLE WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST BY ANY PERSON TO WHOM THIS PROSPECTUS HAS BEEN DELIVERED,
FROM US. REQUESTS TO OBTAIN SUCH DOCUMENTS SHOULD BE DIRECTED TO US, AT 1126 SOUTH 70TH STREET, SUITE 107B, MILWAUKEE, WISCONSIN 53214-3151 (TELEPHONE: (414) 977-4000).

Some of the statements included in this Prospectus may be considered to be "forward looking statements" since such statements relate to matters which have not yet occurred. For example, phrases such as "we anticipate," "believe" or "expect" indicate that it is possible that the event anticipated, believed or expected may not occur. Should such event not occur, then the result which we expected also may not occur or occur in a different manner, which may be more or less favorable to us. We do not undertake any obligation to publicly release the result of any revisions to these forward looking statements that may be made to reflect any future events or circumstances.

Readers should carefully review the items included under the subsection Risk Factors, as they relate to forward looking statements, as actual results could differ materially from those projected in the forward looking statement.
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                                 RISK FACTORS

	This offering involves a high degree of risk. Prospective investors should consider carefully, among other things, the following risk factors with respect to us and this offering.

LACK OF CONSISTENT PROFITABILITY; HISTORY OF OPERATING LOSSES

	Although we experienced significant revenue growth from fiscal 1994 through fiscal 1997, we incurred net losses of $5,707,394 in fiscal 2000, $2,898,821 in fiscal 1999 and $1,919,970 in fiscal 1998, respectively.
We incurred net profit of $437,377 for the nine months ended
September 30, 2001 and a net loss of $2,638,116 for the nine months ended September 30, 2000. There can be no assurance that we will achieve profitability in the future. As of September 30, 2001 we had working capital of $1,086,923.

OPERATING RESULTS MAY FLUCTUATE

	Our operating results are subject to quarterly and other fluctuations due to a variety of factors. A significant portion of our business is derived from orders placed by original equipment manufacturers ("OEMs"), and the timing of such orders could cause material fluctuations in our business and operating results. Other factors that may cause our operating results to fluctuate include changes in sales volumes through our distribution channels, changes in the mix of products sold, the timing of new product announcements and introductions by us and our competitors, market acceptance of new or enhanced versions of our products, availability and cost of products from our suppliers, competitive pricing pressures, the gain or loss of significant customers, increased research and development expense associated with new product introductions and economic conditions generally or in various geographic areas. All of the above factors are difficult for us to forecast, and these or other factors can materially affect our operating results for one quarter or series of quarters.
In addition, our gross margins may decrease in the future as a result of increasing sales of lower margin products and volume discounts. We expect to continue to increase our operating expenses for personnel, marketing and new product development. If we do not achieve increased levels of sales commensurate with these increased levels of operating expenses, our business and operating results will be materially adversely affected. There can be no assurance that we will be profitable on a quarterly or annual basis. Fluctuations in operating results may also result in fluctuations in the price of our Common Stock.

INCREASED CREDIT AND PAYMENT RISKS ASSOCIATED WITH END-USER SALES

	We currently market and sell a significant portion of our products to OEMs and value added resellers ("VARs"). We have not, in the past, experienced significant nonpayment or delays in payment on receivables from these customers. Increased direct sales to end-users, such as hospitals, may create delays in payment of receivables to us and may also increase the risk of nonpayment of receivables. We may bear increased interest expense if we experience delays in receipt of payment on receivables as a result of increased sales directly to end-users as a percentage of total sales.

WE MUST RESPOND TO TECHNOLOGICAL CHANGE; RISKS OF OUR INVOLVEMENT WITH RAPIDLY DEVELOPING TECHNOLOGY

	The markets for our products are characterized by rapid technological advances and changes in customer requirements and evolving regulatory requirements and industry standards. Our future prospects will depend, in part, on our ability to enhance our medical image networking and information management products in a timely manner and to identify, develop and achieve market acceptance of new products that address new technologies and standards and meet customer needs in the medical imaging network and information management markets. There can be no assurance that we will be able to respond to technological advances, changes in customer requirements or changes in regulatory requirements or industry standards or that we will be able to develop and market new products successfully. Any failure by us to anticipate or to respond adequately to technological developments in our industry, changes in customer requirements, changes in regulatory requirements or industry standards, or any significant delays in the development, introduction or shipment of products, could have a material adverse effect on our business and operating results. In anticipation of new product introductions by us or our competitors, customers could refrain from purchasing our existing products. New products could render certain of

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our existing products obsolete. Any of these events could materially adversely affect our business and operating results. In addition, third-party payers, such as governmental programs and private insurance plans, can indirectly affect the pricing or relative attractiveness of our products by regulating the maximum amount of reimbursement that they will provide for taking, storing and interpreting medical images.
A decrease in the reimbursement amounts for radiological procedures may decrease the amount which physicians, clinics and hospitals are able to charge patients for such services. As a result, adoption of new technologies may slow as capital investment budgets are reduced, thereby significantly reducing the demand for our products.

WE DEPEND ON MAJOR OEM/VAR CUSTOMERS

	We currently sell a majority of our products to a relatively limited number of OEMs, VARs and dealers. Aggregate sales to our ten largest customers represented approximately 70%, 71% and 65% of our net sales in 1998, 1999 and 2000, respectively. During 1998, Marconi and Konica accounted for approximately 18% each of our net sales. During 1999, Marconi accounted for 17% of our net sales and Konica, Philips and Fuji accounted for approximately 11% each of our net sales. During 2000, Fuji accounted for 14% of our net sales and Philips and Marconi each accounted for approximately 12% of our net sales. There can be no assurance that our current customers will continue to place orders with us or that we will be able to obtain orders from new customers. The loss of any one or more of our major customers could materially adversely affect our business and operating results. None of our customers is subject to any minimum purchase requirements, and many of our VAR and OEM customers offer competitive systems manufactured by third parties. Each of our VAR and OEM customers and dealers can cease marketing products at their respective option, and the loss of one or more significant customers could materially adversely affect our business and operating results.

EXPANSION OF INTERNATIONAL SALES EFFORTS

	An important component of our business plan includes increasing our sales to customers outside the United States, which represented 41% of our net sales in fiscal 2000. In order to increase overseas sales, it may be necessary or desirable for us to expand our sales force or establish additional offices outside the United States. The increased costs of hiring new personnel or establishing offices could have a material adverse effect on our results of operations and financial condition.

DEPENDENCE UPON KEY PERSONNEL

	Our continued success will depend to a significant degree upon the efforts and abilities of our senior management, in particular, Richard A. Linden, our President and Chief Executive Officer;
William Mortimore, our founder and Chief Strategy Officer; William L. Stafford, Vice President, Sales-OEM/VAR; Joseph R. Gentile, Vice President, System Sales; Beth Frost-Johnson, Vice President, Marketing; David M. Noshay, Vice President, MergeWeb Business Unit; Anton van Kimmenade, Vice President, Worldwide Service; and Colleen M. Doan, Chief Financial Officer. Of these key personnel, only Mr. Linden, Mr. Mortimore and Mr. van Kimmenade have employment agreements with us. We carry key man life insurance in the amount of $2,000,000 on William Mortimore and intend to add key man life coverage on Richard Linden in the first quarter of 2002, but we do not have key man life insurance on any other of our officers or directors. The loss of the services of any of these officers could have a material adverse effect on us.

POTENTIAL DIFFICULTY IN HIRING ADDITIONAL SALES AND ENGINEERING PERSONNEL

	Our ability to carry out our business plan depends in part upon our ability to hire and retain skilled sales and marketing professionals and engineering specialists. Although we believe we will be able to hire qualified personnel for such purposes, our inability to do so could materially adversely affect our ability to market, sell and enhance our product lines. The market for qualified experienced sales and marketing professionals and engineering specialists has historically been, and we expect that we will continue to be, intensely competitive. The inability to recruit and retain qualified employees could materially adversely affect our results of operations and financial condition.
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PROTECTION OF INTELLECTUAL PROPERTY RIGHTS

	We have received U.S. Patent No. 5,740,428 dated April 14, 1998,
U.S. Patent No. 5,950,207 dated September 7, 1999, New Zealand Patent
No. 306009 dated February 7, 1996 and Australia Patent No. 704804 dated
August 12, 1999 for one aspect of our Workflow technology. A U.S. patent has been applied for Distributed Architecture for Health Care Environment, Patent Application No. 09/151902 underlying our MergeWeb Workflow technology. We have also applied for additional foreign patents; however we generally do not rely solely on patent protection with respect to our products. Instead, we rely on a combination of copyright and trade secret laws, employee and third party confidentiality agreements and other measures to protect intellectual property rights pertaining to our systems and technology. There can be no assurance, however, that applicable copyright or trade secret laws or these agreements will provide meaningful protection of our copyrights, trade secrets, know-how or other proprietary information in the event of any unauthorized use, misappropriation or disclosure of such copyrights, trade secrets, know-how or other proprietary information. In addition, the laws of certain foreign countries do not protect our intellectual property rights to the same extent as do the laws of the United States. There can be no assurance that third parties will not assert patent, copyright or other intellectual property infringement claims against us with respect to our products or technology or other matters. Any such claims against us, with or without merit, as well as claims initiated by us against third parties, can be time-consuming and expensive to defend or prosecute and resolve. To date, we have not initiated any intellectual property infringement claims and no such claims have been asserted against us.

GOVERNMENT REGULATION

	The manufacturing and marketing of our products are subject to government regulation as medical devices in the United States by the United States Food and Drug Administration (the "FDA") and in other countries by corresponding foreign regulatory authorities. The process of obtaining and maintaining required regulatory clearances and approvals is lengthy, expensive and uncertain. We believe that our success depends upon commercial sales of improved versions of our products, certain of which cannot be marketed in the United States and other regulated markets unless and until we obtain clearance or approval from the FDA and its foreign counterparts. Failure to comply with applicable regulatory requirements could result, among other things, in warning letters, seizures of our products, total or partial suspension of our production operations, refusal of the government to grant market clearance or pre-market approval, withdrawal of approvals or criminal prosecution.

	We are also subject to other federal, state and local laws and regulations relating to safe working conditions and manufacturing practices. In addition, sales of our products outside the United States are subject to various foreign regulatory requirements. The extent of government regulation that might result from any future legislation or administrative action cannot be predicted. Failure to comply with domestic regulatory requirements or to obtain any necessary foreign certifications or regulatory approvals, or any other failure to comply with regulatory requirements outside the United States could have a material adverse effect on our business, financial condition and results of operations.

PRODUCT LIABILITY; RISK OF PRODUCT DEFECTS

	We have licensing agreements with certain of our customers which typically contain provisions designed to limit our exposure to potential product liability claims. However, it is possible that the limitation of liability provisions contained in our license agreements may not be effective under the laws of certain jurisdictions. Furthermore, although we try to include provisions limiting our exposure to product liability in our sales agreements, we are not always successful in doing so. Moreover, some of our products are sold without agreements addressing product liability claims at all. Although we have not experienced any product liability claims to date, the sale and support of products by us may entail the risk of such claims, and there can be no assurance that we will not be subject to such claims in the future. Although we have procured product liability insurance, there can be no assurance that we will continue to obtain such insurance on favorable terms or that such insurance will be sufficient to fully protect us against a successful product liability claim. A successful product liability claim brought against us could have a material adverse effect on our business, results of operations and financial condition. Software products such as those offered by us occasionally contain errors or failures, especially when first introduced or when new versions are released. Although we conduct extensive product testing, we could in the future lose or delay recognition of revenues as a result of

					--page 5--
software errors or defects, the failure of our products to meet customer specifications or otherwise. Although, to date, our business has not been materially adversely affected by any such errors, defects or failure to meet specifications, there can be no assurance that defects will not be found in new products or releases after commencement of commercial shipments or that such products will meet customer specifications,resulting in loss or deferral of revenues, diversion of resources, damage to our reputation, or increased service and warranty and other costs, any of which could have a material adverse effect upon our business, operating results and financial condition.

MARKETS FOR OUR PRODUCTS ARE HIGHLY COMPETITIVE

	The markets for our products are highly competitive. Many of our customers purchase products from both us and our competitors.

	Imaging acquisition network business. We have two primary competitors in the imaging acquisition network business, which includes our Connectivity products.

	In the DICOM software package business, we primarily compete directly and indirectly with a number of other entities, including the Radiological Society of North America ("RSNA"), which offers a version of DICOM (originally developed by Mallinckrodt Institute of Radiology) as "freeware" available to be downloaded without charge from the Internet, but which offers more limited features and no user support.

	We also face competition from picture archiving and communication systems ("PACS") manufacturers.

	Connectivity Products. In the application of Connectivity Products specifically for hardcopy film networks, which include the MergeAPS print server and the MergeXPI printer interface, we compete with multiple film vendors. However, since the MergeAPS print server works with any of the laser film printers available from these vendors, these companies also have purchased products from us when they have needed to interface with other competing manufacturers' products.

	We expect competition to increase in the future from existing competitors and from other companies that may enter our existing or future markets.

	We could also face competition from networking equipment and telecommunications manufacturers if such companies were either to develop DICOM capability for their products, or purchase from one of our competitors products that provide DICOM capability.

	Integration for management of clinical and administrative medical information. We have competitors which include some of our OEM/VAR customers in the market for integrating the management of clinical and administrative medical information in the manner of the Integrated Healthcare Enterprise ("IHE") framework that was formulated by a joint activity of RSNA and the Hospital Information Management System Society ("HIMSS").

	Competition could also arise from medical imaging companies or healthcare IT companies which choose to offer a wider product suite embracing the IHE framework.

	Workflow solution sales. Our growing end-user Workflow solution sales may put us more directly in competition with our OEM and VAR customers who sell competing workflow solutions to end-users.

	Many of our current and potential competitors have greater resources than we have in areas including finance, research and development, intellectual property and marketing. Many of these competitors also have broader product lines and longer standing relationships with customers in the medical imaging field than those we have.

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	We believe that our ability to compete successfully depends on a number of factors both within and outside of our control, including: applications innovation; product quality and performance; price; experienced sales, marketing and service organizations; rapid development of new products and features; continued active involvement in the development of DICOM and other medical communication standards; and product and policy decisions announced by our competitors.

There can be no assurance that we will be able to compete successfully with existing or new competitors.

ADDITIONAL FUNDING MAY BE NECESSARY

	We believe that existing cash, together with the availability under our working capital line of credit and future cash flows from operations, will be sufficient to execute our business plan during the next 12 months. However, any projections of future cash inflows and outflows are subject to substantial uncertainty. It may be necessary to raise additional capital to meet long-term liquidity needs. If it is determined that additional capital is needed, it will be raised by selling additional equity or raising debt from third party sources. The sale of additional equity or convertible debt securities could result in dilution to current stockholders. In addition, debt financing, if available, could involve restrictive covenants, which could adversely affect operations. There can be no assurance that any of these financing alternatives, including raising additional capital, will be available in amounts or on terms acceptable to us. If we are unable to raise any needed additional capital, we could be required to significantly alter its operating plan, which could have a material adverse effect on its business, financial condition and results of operations.

CERTAIN SELLING SHAREHOLDERS ARE AFFILIATED WITH THE COMPANY

	The Selling Shareholders include persons who are present or former directors, officers and/or employees. Other Selling Shareholders are persons who have provided services to us and to whom we paid for some or all of their services in the form of Shares. These relationships are set forth in the section entitled "Certain Transactions and Relationships."

NO PROCEEDS TO US FROM SALE OF SHARES BY SELLING SHAREHOLDERS

	We will not receive any of the proceeds from sale of Shares by any of the Selling Shareholders. However, we will have discretion in allocating all of the proceeds which we receive as a result of exercises of the Warrants held by the Selling Shareholders. Further information concerning our use of such proceeds is set forth in section entitled "Use of Proceeds from Warrant Exercises."

NO INTENTION TO DECLARE OR PAY DIVIDENDS

	We do not currently intend to declare or pay any cash dividend on the Common Stock in the foreseeable future and we anticipate that earnings, if any, will be used to finance the development and expansion of our business.
Any payment of future dividends and the amounts thereof will be dependent upon our earnings, financial requirements and other factors deemed relevant by our Board of Directors, including our contractual obligations.

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POTENTIAL ADVERSE IMPACT OF PREFERRED STOCK ON RIGHTS OF COMMON STOCK

	Our Articles of Incorporation authorize the issuance of "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, our Board of Directors will have the authority to issue up to 5,000,000 Shares of Preferred Stock and to determine the price, rights, preferences and privileges of those Shares without any further vote or action by the shareholders. As of the date of this Prospectus, we have issued 637,236 Shares of Series A Preferred Stock. We also have issued one share of Preferred Stock in connection with a voting trust established for the benefit of holders of exchangeable shares, 388,743 of which are outstanding as of the date of this Prospectus. The rights of the holders of Common Stock presently are subject to the terms and conditions of the Series A Preferred Stock and will be subject to, and may be materially adversely affected by, the rights of the holders of any additional Preferred Stock that may be issued in the future. The issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock.

ANTITAKEOVER MEASURES

	Our Articles of Incorporation and By-Laws, along with Wisconsin statutory law, contain provisions that could discourage potential acquisition proposals and might delay or prevent a change in control of us. Such provisions could result in us being less attractive to a potential acquirer and could result in the shareholders receiving less for their Shares than otherwise might be available in the event of a takeover attempt.


				THE COMPANY

	Merge Technologies Incorporated ("Merge") is in the business of integrating radiology images and information into healthcare enterprise networks. Our products and services enhance the quality of healthcare provided to patients because they improve radiology workflow efficiencies, reduce healthcare operating costs and improve clinical decision making processes.
We deliver this tangible value to facilities of all sizes, but we specifically target small to medium size healthcare facilities, multi-hospital groups, clinics and diagnostic imaging centers by working with our customers to offer unique, phased, cost effective solutions to solve their image and information management and radiology workflow needs. We were was founded in 1987.
We have has historically been viewed as the leading provider of medical diagnostic imaging and information connectivity technologies and consulting solutions for healthcare facilities worldwide. Today, we are at the forefront of integrated radiology workflow research and development bringing software applications to the marketplace that will enable the seamless integration of images, information, technology and people across the electronic healthcare enterprise.

	Through our founder and Chairman, William C. Mortimore, we believe that we have been a key contributor to the development of the industry's standard network communications protocol known as Digital Imaging Communications in Medicine ("DICOM"), open medical standards like HL-7 and the Integrated Healthcare Enterprise ("IHE") framework that has been created through an initiative co-sponsored by the Radiological Society of North America ("RSNA") and the Healthcare Information and Management Systems Society ("HIMSS").
The IHE initiative represents a consortium of more than thirty companies in the Radiology and Healthcare Information Systems fields. This set of requirements has paved the way for healthcare organizations to begin in earnest to integrate the complex workflow systems of the radiology department with the entire healthcare system by using equipment and software applications that connect the various image and communication components. We have incorporated these standards in all its connectivity solutions and software applications establishing the basis for seamless integration of images and healthcare information across an organization's Intranet or over the Internet.

	Radiology departments and diagnostic imaging centers and their customers benefit from our solutions in a variety of ways including: (i) networking of multiple image-producing and image-using devices to eliminate duplication and reduce the need for capital equipment expenditures to build digital image and information networks; (ii) creating permanent electronic archives of

					--page 8--
diagnostic-quality images to enable the retrieval of these images and reports at any time in the future; (iii) accessing our modular architecture of products that allow radiology departments, clinics and diagnostic imaging centers to build their electronic image and information management systems in a phased, flexible and cost-effective way; and (iv) delivering the capability to integrate diagnostic radiology images into the radiologist's report to make it a permanent part of the patient's electronic medical record.

	We are a Wisconsin corporation and were incorporated on November 25, 1987. Our executive offices are located at 1126 South 70th Street, Suite S107B, Milwaukee, Wisconsin 53214-3151. Our telephone number is (414) 977-4000 and our Internet address is www.merge.com.


   		         SHARES TO BE ISSUED IN CONNECTION WITH
				THE EXERCISE OF WARRANTS

	During 2001, we completed a private offering of our securities which consisted of units made up of one Share and one Warrant to purchase one-half Share. In the aggregate, the Warrants entitle the holders of the Warrants to purchase 403,225 Shares at an exercise price of $2.00 per Share. The Warrants are exercisable commencing six months from the date each Warrant is issued and ending on the date which is four years from the date of issuance.

	At various times during 2000 and 2001, we issued Warrants to purchase 343,885 Shares, of which Warrants to purchase 331,385 Shares are still outstanding. The exercise price of these Warrants is $1.00 per Share.
These Warrants were issued in connection with two private offerings of our
securities.   The Warrants are exercisable for a period of three years.

	During 2000, we issued Warrants to purchase 100,000 Shares at $1.156 per Share to a person in connection with services rendered to us in one of our previous private placements. This Warrant is exercisable for a period of five years.

	All of the Warrants possess anti-dilution provisions for stock dividends, splits, mergers, sale of substantially all of our assets, and for other events. We issued all of the Warrants in transactions exempt from the registration requirements of the Securities Act as a private offering. As a result, none of the Warrants are freely transferable and there is no market for the Warrants.

	The holder of a Warrant may exercise his, her or its purchase rights, in whole or in part, at any time, or from time to time, prior to the Warrant expiration date. To make such exercise, the holder must notify us, in writing, at our offices of his, her or its intention to exercise the Warrants and the number of Shares to be purchased. The holder must also submit payment for the purchase price of the Shares in the form of cash, certified or cashier's check or wire transfer. If the holder does not exercise all of the Warrants, the holder will receive new Warrants equal to the difference between the number of Shares subject to the original Warrants and the number of Shares purchased pursuant to the Warrant exercise.


			SHARES TO BE ISSUED IN CONNECTION WITH
			  THE CONVERSION OF PREFERRED STOCK

	During late 2000 and early 2001, we completed a private offering of our securities which consisted of 637,236 Shares of Series A Preferred Stock ("Preferred Stock"). The terms of the Preferred Stock provide for the conversion of the Preferred Stock into Shares of Common Stock on a one share for one share basis at any time, in the sole discretion of the holder.
See "Description of Securities - Preferred Stock" for further information concerning the Preferred Stock.

	The holder of Preferred Stock may exercise his, her or its conversion rights in whole or in part, at any time, or from time to time. To make such election, the holder must notify us, in writing, at our office of his, her or its intention to convert. If the holder does not convert all of the Preferred Stock, the holder will receive a new certificate for Preferred Stock equal to the difference between the original number of shares of Preferred Stock and the number of shares of Preferred Stock converted.

					--page 9--

			USE OF PROCEEDS FROM WARRANT EXERCISES

	If all Warrants are exercised, we will receive proceeds of $1,253,435. We will not receive any of the proceeds of any of the Shares sold by the Selling Shareholders. We estimate that expenses incurred in connection with this Offering will be approximately $7,500, all of which costs we will pay.
We will add these proceeds to funds that we generate from other sources, including operating cash flow, and use the proceeds for general business purposes. Pending use of the proceeds as described above, we intend to invest such proceeds in high grade, short-term interest bearing investments.

					--page 10--

				SELLING SHAREHOLDERS

	The Selling Shareholders or their assignees and transferees may offer up to 2,540,414 Shares pursuant to this Prospectus. The Company will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders.
The following table sets forth certain information with respect to the Selling Shareholders and the Shares which they either presently own or will own after exercise of the Warrants.



								Shares to be
			Shares Beneficially	Shares		Beneficially
			Owned Prior to		Being		Owned After
Selling Shareholders	offering		Offered		Offering(1)
--------------------	--------------------	----------	--------------

			Number		Percent			Number 	Percent

Harvey L. Poppel.......	1,158,466(3)	15%	910,166		248,300	4%

Robert T.Geras.........	  747,875(4)	11%	  1,786		746,089	11%

William C. Mortimore...	  690,351(5)	10%	 30,473		659,878	9%

Dolphin Offshore
Partners L.P...........	  508,065(6)	7%	508,065		 ---	*

Richard A. Linden......	  251,850(7)	4%	145,350		106,500	2%

Crestview Capital
Fund, L.P..............	  241,937(8)	3%	241,937		 ---	*

Belle Haven
Investments L.P........   196,774(9)	3%	196,774		 ---	*

Urbanek Family L.P.....	  169,354(10)	2%	169,354		 ---	*

William L. Stafford....   126,477(11)	2%	 11,667		114,810	2%

RW Urbanek MD PC
Pension Profit Sharing
DTD 7/1/77.............	  120,967 (12)	2%	120,967		 ---	*

Anton van Kimmenade....	  118,014(13)	2%	 13,600		104,414	1%

Hymie S. Negin.........   112,418 (14)	2%	 24,918		 87,500	1%

Robert A. Barish, M.D..	   59,840(15)	1%	 42,340		 17,500	*

Mitchell D. Goldsmith..	   54,097(16)	1%	 13,851		 40,246	1%

Belle Haven Fund L.L.C.	   48,387(17)	1%	 48,387		 ---	*

Michael D. Dunham......	   26,735(18)	*	 4,235		 22,500	*

Kay L. Pick............    24,193(19)	*	24,193		 ---	*

Kevin E. Moley.........    23,749(20)	*	 4,249		 19,500	*

Joseph Rooney..........	   23,459	*	23,459		 ---	*

Anna Marie Hajek.......	    8,500 (21)	*	 2,500		 6,000	*

John D. Halamka........	    7,143(22)	*	 2,143		 5,000	*

   	_____________


*	Less than one percent

(1)	Assumes the sale of all Shares offered by this Prospectus.

					--page 11--

(2)	Except pursuant to applicable marital property laws or as indicated in
	the footnotes to this table, to the Company's knowledge, each shareholder identified in the table possess sole voting and investment power with respect to all Common Stock shown as beneficially owned by such shareholder.
(3)	Includes 588,236 convertible preferred shares held by Mr. Poppel and
	vested warrants to acquire 294,118 shares.
(4)	Reflects 203,164 shares held by trusts for the benefit of Mr. Geras'
	adult children, the beneficial ownership of which Mr. Geras disclaims, and includes vested options to acquire 17,500 shares.
(5)	Includes vested options held by Mr. Mortimore to acquire 110,792 shares.
(6)	Includes warrants by Dolphin Offshore Partners L.P. to purchase 169,355
	shares.
(7)	Includes vested options held by Mr. Linden to acquire 50,000 shares
	shares.
(8)	Includes warrants by Crestview Capital Fund  L.P. to purchase 80,646
	shares.
(9)	Includes warrants by Belle Haven Investments L.P. to purchase 32,258
	shares.
(10)	Includes warrants by Urbanek Family L.P. to purchase 56,451 shares.
(11)	Includes vested warrants and options held by Mr. Stafford to acquire
	86,889 shares.
(12)	Includes warrants by RW Urbanek MD PC Pension Profit Sharing DTD 7/1/77
	to purchase 40,322 shares.
(13)	Includes vested warrants and options held by Mr. van Kimmenade to
	acquire 96,320 shares.
(14)	Includes 50,000 shares of Merge Technologies Canada Ltd. stock held by
	Mr. Negin which may be converted into 50,000 shares of Merge Technologies Incorporated Common Stock, 15,000 convertible preferred shares and vested warrants and options to acquire 60,000 shares.
(15)	Includes 25,000 convertible preferred shares held by Dr. Barish and
	vested warrants and options to acquire 35,000 shares.
(16)	Includes vested warrants held by Mr. Goldsmith to acquire 13,500 shares.
(17)	Includes warrants by Belle Haven Fund L.L.C. to purchase 16,129 shares.
(18)	Includes vested options held by Mr. Dunham to acquire 22,500 shares.
(19)	Includes warrants by Ms. Pick to purchase 8,064 shares.
(20)	Includes vested options held by Mr. Moley to acquire 17,500 shares.
(21)	Includes vested options held by Ms. Hajek to acquire 5,000 shares.
(22)	Includes vested options held by Dr. Halamka to acquire 5,000 shares.

	Under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations thereunder, any person engaged in a distribution of the Shares offered by this Prospectus may not simultaneously engage in market-making activities with respect to the Shares during the applicable "cooling off" period prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Shareholders will be subject to applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M under the Securities Act, in connection with transactions in the Shares, which provisions may limit the timing of purchases and sales of Shares.


CERTAIN TRANSACTIONS AND RELATIONSHIPS

	The following Selling Shareholders are directors and/or executive officers: Robert T. Geras - director; William C. Mortimore - director and Chief Strategist; Richard A. Linden - director, President and
Chief Executive Officer; Hymie S. Negin - director; Robert A. Barish,
M.D. - director; Michael D. Dunham - director; Anna M. Hajek - director; and John D. Halamka, M.D. - director; Anton van Kimmenade - Vice President - Service and European Branch Manager; William L. Stafford - Vice President, Sales - OEM/VAR Solutions. We have made loans to Mr. Linden and Mr. Mortimore in the amounts of $10,000 and $50,000, respectively, which loans are secured by Shares. These Shares will be released to them only upon complete repayment of their loans. Kevin E. Moley was a director until August 2001. Mitchell D. Goldsmith is a member of the firm of Shefsky & Froelich Ltd. which has provided legal services to us for over five years. Belle Haven Investments, L.P. has provided financial advisory services to us since October 2000, for which we have issued it warrants to purchase 32,258 Shares and paid it finders fees amounting to approximately $48,750. Joseph Rooney has provided us recruiting services for our executive staff for which we issued to him 23,459 Shares in lieu of cash. All Selling Shareholders who are officers, directors or owners of more than 5% of the outstanding shares of common stock are considered promoters under the Arizona Blue Sky Law.

PLAN OF DISTRIBUTION

	This Prospectus, as appropriately amended or supplemented, may be used from time to time by the Selling Shareholders, or their transferees, to offer and sell the Shares in transactions in which the Selling Shareholders and any broker-dealer through whom any of the Shares are sold may be deemed to be underwriters within the meaning of the Securities Act. We will not receive any of the proceeds from any such sales. There presently are no arrangements or understandings, formal or informal, pertaining to the distribution of the Shares.
					--page 12--

	We anticipate that resales of the Shares by the Selling Shareholders will be effected from time to time on the open market in ordinary brokerage transactions in the Nasdaq SmallCap Market ("Nasdaq Small Cap"), on which the Shares are included for quotation, in the over-the-counter market, or in private transactions. The Shares will be offered for sale at market prices prevailing at the time of sale or at negotiated prices and on terms to be determined when the agreement to sell is made or at the time of sale, as the case may be. The Shares may be offered directly by the Selling Shareholders or through brokers or dealers. A member firm of the National Association of Securities Dealers, Inc. ("NASD") may be engaged to act as the Selling Shareholders' agent in the sale of the Shares by the Selling Shareholders and/or may acquire Shares as principal. Member firms participating in such transactions as agent may receive commissions from the Selling Shareholders (and, if they act as agent for the purchaser of such Shares, from such purchaser), such commissions computed, in appropriate cases, in accordance with the applicable rates of the NASD, which commissions may be negotiated rates where permissible. Sales of the Shares by the member firm may be made on the Nasdaq SmallCap from time to time at prices related to prices then prevailing.

	Participating broker-dealers may agree with the Selling Shareholders to sell the specified number of Shares at a stipulated price per Share and, to the extent such broker dealer is unable to do so acting as agent for the Selling Shareholders, to purchase as principal any unsold Shares at the price required to fulfill the broker-dealer's commitment to the Selling Shareholders. Broker-dealers who acquire Shares as principal may thereafter resell such Shares from time to time in transactions on the Nasdaq SmallCap Market, in negotiated transactions, or otherwise, at market prices prevailing at the time of sale or at negotiated prices.

	Upon the Selling Shareholders notifying us that a particular offer to sell the Shares is made and a material arrangement has been entered into with a broker-dealer for the sale of Shares, a supplement to this Prospectus will be delivered together with this Prospectus and filed pursuant to Rule 424(b) under the Securities Act setting forth with respect to such offer or trade the terms of the offer or trade, including: (i) the number of Shares involved; (ii) the price at which the Shares were sold; (iii) any participating brokers, dealers, agents or member firm involved; (iv) any discounts, commissions and other items paid as compensation from, and the resulting net proceeds to, the Selling Shareholders; and (v) other facts material to the transaction.

	Shares may be sold directly by the Selling Shareholders or through agents designated by the Selling Shareholders from time to time. Unless otherwise indicated in the supplement to this Prospectus, any such agent will be acting on a best efforts basis for the period of its appointment.

	The Selling Shareholders and any brokers, dealers, agents, member firm or others that participate with the Selling Shareholders in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions or fees received by such persons and any profit on the resale of the Shares purchased by such person may be deemed to be underwriting commissions or discounts under the Securities Act.

	The Selling Shareholders will be subject to the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M under the Securities Act, which provisions may limit the timing of purchases and sales of any of the Shares by the Selling Shareholders. All of the foregoing may affect the marketability of the Shares.

	We will pay substantially all the expenses incident to this offering of the Shares by the Selling Shareholders to the public other than brokerage fees, commissions and discounts of underwriters, dealers or agents.

	In order to comply with certain states' securities laws, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless the Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and us or the Selling Shareholders comply with the applicable requirements.


			DESCRIPTION OF SECURITIES

	Our authorized capital stock consists of 30,000,000 Shares of Common Stock, par value $.01 per share, and 5,000,000 Shares of Preferred Stock, par value $.01 per share, of which we have designated 1,000,000 Shares as

					--page 13--

Series A Preferred Stock. As of the date of this Prospectus, there were 7,010,077 Shares of Common Stock and 637,236 shares of Series A Preferred Stock outstanding.

	The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation (the "Articles ") and By-Laws, copies of which are available for review upon request.

Common Stock

	Holders of Common Stock are entitled to one vote per share on each matter submitted to a vote at a meeting of stockholders. The Common Stock does not have cumulative voting rights, which means that the holders of a majority of voting Shares voting for the election of directors can elect all of the members of the Board of Directors. The Common Stock has no preemptive rights and no redemption or conversion privileges. Subject to any preferences of any outstanding Preferred Stock, the holders of the outstanding Shares of Common Stock are entitled to receive dividends out of assets legally available at such times and in such amounts as the Board of Directors may, from time to time, determine, and upon liquidation and dissolution are entitled to receive all assets available for distribution to the stockholders. A majority vote of Shares represented at a meeting at which a quorum is present is sufficient for most actions that require the vote of stockholders. All of the outstanding Shares of the Common Stock are fully-paid and non-assessable.
(See "Certain Statutory and Other Provisions.")

Preferred Stock

	Our Board of Directors may, without further action by our stockholders, from time to time, issue shares of Preferred Stock in series and may, at the time of issuance, determine the rights, preferences and limitations of each series. Any dividend preference of any Preferred Stock which may be issued would reduce the amount of funds available for the payment of dividends on Common Stock. Also, holders of Preferred Stock would normally be entitled to receive a preference payment in the event of any liquidation, dissolution, or winding-up of us before any payment is made to the holders of Common Stock. Under certain circumstances, the issuance of such Preferred Stock may render more difficult or tend to discourage a merger, tender offer, proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Although we presently have no plans to issue any additional shares of Preferred Stock, the Board of Directors, without stockholder approval, may issue Preferred Stock with voting and conversion rights which could adversely affect the holders of Common Stock.

	Series A Preferred Stock
	------------------------

	Holders of Series A Preferred Stock are entitled to receive dividends at the rate of 8% per annum, payable in quarterly installments in cash or in Common Stock, at the discretion of our Board of Directors If we are liquidated, holders of Series A Preferred Stock are entitled to receive a liquidation preference in an amount equal to the stated value of the Series
A Preferred Stock less any distributions of assets and funds distributed to holders of Series A Preferred Stock, including dividends and/or redemption proceeds from redemptions of Series A Preferred Stock, and including all accrued and unpaid dividends.

	The Series A Preferred Stock ranks senior to the Common Stock and all other Preferred Stock which is junior to the Series A Preferred Stock.

	The Series A Preferred Stock is convertible, at any time and from time to time, at the sole discretion of the holder of Series A Preferred Stock, into Common Stock at the rate of one share of Series A Preferred Stock for one share of Common Stock, subject to adjustment as set forth in our Certificate of Designations for the Series A Preferred Stock. Upon the occurrence of both of
(i) the closing bid price of our Common Stock at $4.00 or more for 30 consecutive trading days on the Nasdaq SmallCap Market or any other exchange or trading market on which our Common Stock is traded and (ii) registration of the Common Stock underlying the Series A Preferred Stock with the Securities and Exchange Commission, then the Series A Preferred Stock automatically converts into Common Stock.

	The Series A Preferred Stock will be adjusted in the event of a capital reorganization or reclassification, consolidation, merger or other business combination.

					--page 14--

	Each share of Series A Preferred Stock is entitled to cast a number of votes equal to the number of Shares of Common Stock into which each share of Series A Preferred Stock is convertible. Holders of Series A Preferred Stock and Common Stockholders are entitled to vote as one class on all matters as to which shareholders are entitled to vote, unless otherwise provided by applicable law. All of the outstanding shares of Series A Preferred Stock are fully paid and non-assessable.

Limitation of Director Liability

	Section 180.0828 of the Wisconsin Business Corporation Law ("WBCL") provides that officers and directors of domestic corporations may be personally liable only for intentional breaches of fiduciary duties, criminal acts, transactions from which the director derived an improper personal profit and wilful misconduct. These provisions may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter shareholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted us and our shareholders. The employment agreements of certain directors and officers contain a provision similar to the provisions of the WBCL.

Indemnification

	Under the WBCL, our directors and officers are entitled to mandatory indemnification from us against certain liabilities and expenses (a) to the extent such officers or directors are successful in the defense of a proceeding and (b) in proceedings in which the director or officer is not successful in the defense thereof, unless (in the latter case only) it is determined that the director or officer breached or failed to perform his or her duties to us and such breach or failure constituted: (i) a wilful failure to deal fairly with us or our shareholders in connection with a matter in which the director or officer had a material conflict of interest; (ii) a violation of the criminal law unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) wilful misconduct. The WBCL allows a corporation to limit its obligation to indemnify officers and directors by providing so in its articles of incorporation. Our By-Laws provide for indemnification of directors and officers to the fullest extent permitted by Wisconsin law.

Certain Statutory and Other Provisions

	The provisions of our By-Laws and the WBCL described in this section may delay or make more difficult acquisitions or changes of control of us not approved by our Board of Directors. Such provisions have been implemented to enable us, particularly (but not exclusively) in the initial years of our existence as a publicly-traded company, to develop our business in a manner which will foster its long-term growth without disruption caused by the threat of a takeover not deemed by its Board of Directors to be in our best interests and our shareholders. Such provisions could have the effect of discouraging third parties from making proposals involving an acquisition or change of control of us although such proposals, if made, might be considered desirable by a majority of our shareholders. Such provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management without the concurrence of the Board of Directors.

	Number of Directors; Removal; Vacancies
	----------------------------------------
	The By-Laws currently provide that the number of Directors shall be not less than three nor greater than eleven. The authorized number of Directors may be changed by amendment of the By-Laws. The By-Laws also provide that our Board of
Directors shall have the exclusive right to fill vacancies on the Board of
Directors, including vacancies created by expansion of the Board or removal of a Director, and that any Director elected to fill a vacancy shall serve until the next annual meeting of shareholders. The By-Laws further provide that
Directors may be removed by the shareholders only by the affirmative vote of the holders of at least a majority of the votes then entitled to be cast in an election of Directors. This provision, in conjunction with the provisions of the By-Laws authorizing the Board to fill vacant Directorships, could prevent shareholders from removing incumbent Directors and filling the resulting vacancies with their own nominees.

	Amendments to the Articles of Incorporation
	--------------------------------------------
	The WBCL provides authority to us to amend our Articles at any time to add or change a provision that is required or permitted to be included in the Articles or to delete a provision that is not required to be included in the Articles. The Company's Board of Directors may propose one or more amendments

					--page 15--
to our Articles for submission to shareholders and may condition its submission of the proposed amendment on any basis if the Board of Directors notifies each shareholder, whether or not entitled to vote, of the shareholders' meeting at which the proposed amendment will be voted upon.

	Constituency or Stakeholder Provision
	-------------------------------------
	Under Section 180.0827 of the WBCL (the "Wisconsin Stakeholder Provision"), in discharging his or her duties to us and in determining what he or she believes to be in our best interests of, a director or officer may, in addition to considering the effects of any action on shareholders, consider the effects of the action on employees, suppliers, customers, the communities in which we operate and any other factors that the director or officer considers pertinent.

	Wisconsin Antitakeover Statutes
	-------------------------------
	Sections 180.1140 to 180.1144 of the WBCL (the "Wisconsin Business Combination Statute") regulate the broad range of "business combinations" between a "resident domestic corporation" (such as us) and an "interested stockholder." The Wisconsin Business Combination Statute defines a "business combination" to include a merger or share exchange, or a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets equal to at least 5% of the market value of the stock or assets of the corporation or 10% of its earning power, or the issuance of stock or rights to purchase stock with a market value equal to at least 5% of the outstanding stock, the adoption of a plan of liquidation or dissolution and certain other transactions involving an "interested stockholder," defined as a person who beneficially owns 10% of the voting power of the outstanding voting stock of the corporation or who is an affiliate or associate of the corporation and beneficially owned 10% of the voting power of the then outstanding voting stock within the last three years.
Section 180.1141 of the Wisconsin Business Combination Statute prohibits a corporation from engaging in a business combination (other than a business combination of a type specifically excluded from the coverage of the statute) with an interested stockholder for a period of three years following the date such person becomes an interested stockholder, unless the board of directors approved the business combination or the acquisition of the stock that resulted in a person becoming an interested stockholder before such acquisition. Accordingly, the Wisconsin Business Combination Statute's prohibition on business combinations cannot be avoided during the three-year period by subsequent action of the board of directors or shareholders. Business combinations after the three-year period following the stock acquisition date are permitted only if (i) the board of directors approved the acquisition of the stock by the interested stockholder prior to the acquisition date, (ii) the business combination is approved by a majority of the outstanding voting stock not beneficially owned by the interested stockholder or (iii) the consideration to be received by shareholders meets certain requirements of the statute with respect to form and amount.

	In addition, the WBCL provides in Sections 180.1130 to 180.1133 that business combinations involving a "significant shareholder" (as defined below) and a "resident domestic corporation" (such as us) are subject to a two-thirds supermajority vote of shareholders (the "Wisconsin Fair Price Statute"), in addition to any approval otherwise required. A "significant shareholder," with respect to a resident domestic corporation, is defined as a person who beneficially owns, directly or indirectly, 10% or more of the voting stock of the corporation, or an affiliate of the corporation which beneficially owned, directly or indirectly, 10% or more of the voting stock of the corporation within the last two years. As a result of completing our initial public offering of Common Stock in 1998, we are an "issuing public corporation." Under Section 180.1131 and Section 180.1132 of the WBCL, the business combinations described above must be approved by 80% of the voting power of the corporation's stock and at least two-thirds of the voting power of the corporation's stock not beneficially held by the significant shareholder who is party to the relevant transaction or any of its affiliates or associates, in each case voting together as a single group, unless the following fair price standards have been met: (i) the aggregate value of the per share consideration is equal to the higher of (a) the highest price paid for any common stock of the corporation by the significant shareholder in the transaction in which it became a significant shareholder of within two years before the date of the business combination, (b) the market value of the corporation's shares on the date of commencement of any tender offer by the significant shareholder, the date on which the person became a significant shareholder or the date of the first public announcement of the proposed business combination, whichever is highest, or (c) the highest liquidation or dissolution distribution to which holders of the shares would be entitled, and
(ii) either cash, or the form of consideration used by the significant shareholder to acquire the largest number of shares, is offered.

	Section 180.1134 of the WBCL (the "Wisconsin Defensive Action Restrictions") provides that, in addition to the vote otherwise required by law or the articles of incorporation of an issuing public corporation, the approval of the holders of a majority of the shares entitled to vote is

					--page 16--
required before such corporation can take certain action while a takeover offer is being made or after a takeover offer has been publicly announced and before it is concluded. Under the Wisconsin Defensive Action Restrictions, shareholder approval is required for the corporation to (i) acquire more than 5% of the outstanding voting shares at a price above the market price from any individual who or organization which owns more than 3% of the outstanding voting shares and has held such shares for less than two years, unless a similar offer is made to acquire all voting shares, or (ii) sell or option assets of the corporation which amount to at least 10% of the market value of the corporation, unless the corporation has at least three independent directors (directors who are not officers or employees) and a majority of the independent directors vote not to have this provision apply to the corporation. The restrictions described in clause (i) above may have the effect of deterring a shareholder from acquiring shares of Common Stock with the goal of seeking to have us repurchase such shares at a premium over the market price.

	Section 180.1150 of the WBCL provides that the voting power of shares of public Wisconsin corporations such as us held by any person or persons acting as a group in excess of 20% of the voting power in the election of directors is limited to 10% of the full voting power of those shares. This statutory voting restriction does not apply to shares acquired directly from us or in certain specified transactions or shares for which full voting power has been restored pursuant to a vote of shareholders.

	Certain Antitakeover Effects. Certain provisions of our Articles and By-Laws may have significant antitakeover effects, including the ability of the remaining directors to fill vacancies, and the ability of the Board of Directors to issue "blank check" preferred stock which, in turn, allows the directors to adopt a so-called "rights plan" which would entitle shareholders (other than a hostile bidder) to acquire our stock at a discount.

	The explicit grant in the Wisconsin Stakeholder Provision of discretion to directors to consider nonshareholder constituencies could, in the context of an "auction" of us, have antitakeover effects in situations where the interests of our stakeholders, including employees, suppliers, customers and communities in which we do business, conflict with the short-term maximization of shareholder value.

	The Wisconsin Fair Price Statute may discourage any attempt by a shareholder to squeeze out other shareholders without offering an appropriate premium purchase price. In addition, the Wisconsin Defensive Action Restrictions may have the effect of deterring a shareholder from acquiring Common Stock with the goal of seeking to have us repurchase Common Stock at a premium. The WBCL statutory provisions and our Articles and By-Law provisions referenced above are intended to encourage persons seeking to acquire control of us to initiate such an acquisition through arms-length negotiations with our Board of Directors and to ensure that sufficient time for consideration of such a proposal, and any alternatives, is available. Such measures are also designed to discourage investors from attempting to accumulate a significant minority position in us and then use the threat of a proxy contest as a means to pressure us to repurchase Common Stock at a premium over the market value.
To the extent that such measures make it more difficult for, or discourage, a proxy contest or the assumption of control by a holder of a substantial block of Common Stock, they could increase the likelihood that incumbent Directors will retain their positions and may also have the effect of discouraging a tender offer or other attempt to obtain control of us, even though such attempt might be beneficial to us and its shareholders.

	The Board of Directors and the shareholders have approved resolutions for us to "opt-out" of Section 180.1141, Section 180.1131 and Section 180.1150 of the WBCL.

Transfer Agent

	The transfer agent for the Common Stock is U.S. Bank, N.A. (formerly known as Firstar Trust Company.)


				LEGAL MATTERS

	The validity of the issuance of the Shares offered hereby has been passed on for us by Herrling, Clark, Hartzheim & Siddall, Ltd., as special securities counsel to Merge Technologies Incorporated for this offering. We are represented by Shefsky & Froelich Ltd. for other corporate and securities law matters.

					--page 17--

				   EXPERTS


	The consolidated balance sheets of Merge Technologies Incorporated and subsidiaries as of December 31, 2000 and December 31, 1999 and the related consolidated statements of operations, shareholders' equity, cash flows, and comprehensive income for each of the years in the three-year period ended December 31, 2000 have been incorporated by reference in this Prospectus and the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, and upon the authority of that firm as experts in accounting and auditing.


				AVAILABLE INFORMATION

	We have has filed with the Commission a Registration Statement (of which this Prospectus is a part) on Form S-3 under the Securities Act with respect to the Shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission.
The Registration Statement and any amendments thereto, including exhibits filed as a part thereof, are available for inspection and copying as set forth below.

	We are is subject to the informational requirements of the Exchange Act, and in accordance therewith, files reports, proxy statements and other information with the Commission. These reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of this material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Common Stock is included for quotation on the Nasdaq SmallCap
Market and these reports, proxy statements and other information concerning us may be inspected at the office of the Nasdaq Market, 1735 K Street, N.W., Washington, D.C. 20006.

					--page 18--

No dealer, salesperson or other person
has been authorized to give any
information or to make any representations		2,540,414 Shares
other than those contained in this
Prospectus and, if given or made, such
information or representations must not
be relied upon as having been authorized by
the Company. This Prospectus does not
constitute an offer to sell or a
solicitation of an offer to buy to any
person in any jurisdiction in which such
offer or solicitation would be
unlawful or to any person to whom it is 		Merge Technologies
unlawful.  Neither the delivery of this			  Incorporated
Prospectus nor any offer or sale made
hereunder shall, under any circumstances,
create any implication that there has
been no change in the affairs of the 			   Common Stock
Company or that information contained 			($0.01 par value)
herein is correct as of any time
subsequent to the date hereof.




TABLE OF CONTENTS

					Page	PROSPECTUS
					----	----------

DOCUMENTS INCORPORATED BY REFERENCE......2

RISK FACTORS.............................3

THE COMPANY..............................8

SHARES TO BE ISSUED IN CONNECTION WITH
THE EXERCISE OF WARRANTS.................9

SHARES TO BE ISSUED IN CONNECTION WITH
THE CONVERSION OF PREFERRED STOCK........9

USE OF PROCEEDS FROM WARRANT EXERCISES..10

SELLING SHAREHOLDERS....................11

CERTAIN TRANSACTIONS AND RELATIONSHIPS..12

PLAN OF DISTRIBUTION....................12

DESCRIPTION OF SECURITIES...............13

LEGAL MATTERS...........................17

EXPERTS.................................18

AVAILABLE INFORMATION...................18

					--page 19--

		PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

	The following is a schedule of the estimated expenses to be incurred by the Company in connection with the issuance and sale of the securities being registered hereby.

	Registration Fee........................$    2,641.14
	Blue Sky Fees and Expenses..............$    7,500.00
	Accounting Fees and Expenses............$    3,500.00	*
	Legal Fees and Expenses.................$    5,000.00	*
	Printing Expenses.......................$      100.00	*
	Transfer Agent and Registrar Fees.......$      100.00	*
	Miscellaneous...........................$    1,000.00	*
						---------------
	Total...................................$   19,841.14	*
						===============
	*Estimated.


ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

	Under the WBCL, our directors and officers are entitled to mandatory indemnification from us against certain liabilities and expenses (a) to the extent such officers or directors are successful in the defense of a proceeding and (b) in proceedings in which the director or officer is not successful in the defense thereof, unless (in the latter case only) it is determined that the director or officer breached or failed to perform his or her duties to us and such breach or failure constituted: (i) a willful failure to deal fairly with us or our shareholders in connection with a matter in which the director or officer had a material conflict of interest; (ii) a violation of the criminal law unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. The WBCL allows a corporation to limit its obligation to indemnify officers and directors by providing so in its articles of incorporation. Our By-Laws provide for indemnification of directors and officers to the fullest extent permitted by Wisconsin law.

ITEM 16.	EXHIBITS

EXHIBIT NO.

4(a)		Form of Warrant issued in 2001 private placement *

4(b)		Form of Warrant issued in 2000 private placement *

4(c)		Form of Warrant issued in connection with a financial advisory
		agreement *

4(d)		Form of Registration Rights Agreement used in connection with 2001
		private placement for units

4(e)		Form of Registration Rights Agreement used in connection with the
		2000 private placement for preferred stock

5		Opinion of Herrling, Clark, Hartzheim & Siddall, Ltd. regarding
		legality  *

23.1		Consent of KPMG LLP *

*Previously Filed.

					--page 20--

ITEM 17.	UNDERTAKINGS

	A.	The Registrant hereby undertakes:

		(1)	To file, during any period in which offers or sales are
			being made, a post-effective amendment to this
			registration statement:
			(i)	To include any prospectus required by Section
				10(a)(3) of the Act;

			(ii)	To reflect in the prospectus any facts of
				events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

			(iii)	To include any material information with
				respect to the plan of distribution not
				previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the registration statement.

		(2)	That, for the purpose of determining any liability
			under the Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

		(3)	To remove from registration by means of a
			post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

	C.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of anemployee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	B.	Indemnification

		Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

					--page 21--

SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this Amendment Number 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on February 15, 2002.

						Merge Technologies Incorporated


					By:	/s/ Richard A. Linden
						-----------------------------
						Richard A. Linden, President
						and Chief Executive Officer


	Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURES		TITLE				DATE

/s/ Richard A. Linden	President and 			February 15, 2002
----------------------	Chief Executive Officer,
Richard A. Linden	Director

*			Director and Chief Strategist	February 15, 2002
William C. Mortimore

*
Robert T.  Geras	Director			February 15, 2002

*
Robert A.  Barish, M.D.	Director			February 15, 2002

*
Michael D.  Dunham	Director			February 15, 2002

*
John D. Halamka		Director			February 15, 2002

*
Hymie S. Negin		Director			February 15, 2002

*
Anna M. Hajek		Director			February 15, 2002

*
Colleen M. Doan		Chief Financial Officer, 	February 15, 2002
			Secretary and Treasurer
			(Principal Accounting Officer
			and Principal Financial Officer)


* Signed pursuant to power of attorney granted to Richard A. Linden


/s/ Richard A. Linden					February 15, 2002
--------------------------
Richard A. Linden	President and
			Chief Executive Officer,
			Director


					--page 22--

					Exhibit 4(d)

				REGISTRATION RIGHTS AGREEMENT


	This Registration Rights Agreement (the "Agreement") is made and entered into as of October 24, 2001, by and between MERGE TECHNOLOGIES INCORPORATED, a Wisconsin corporation (the "Company"), and each of the persons executing this Agreement in the space provided on the signature page hereto (each a "Holder" and collectively, the "Holders").


					RECITALS

	A.	Holder has agreed to purchase units (the "Units") comprised of one share of Common Stock, par value $.01 per share (the "Shares"), and one warrant (the "Warrant") to purchase one-half share of common stock (the "Conversion Shares") pursuant to a Subscription Agreement between the Company and Holder in connection with a private placement of the Units by the Company to which this form of Agreement has been appended as an exhibit.

	B.	The Warrants are exercisable, in whole or in part, from time to time, commencing six (6) months from the date of issuance of the Warrant to the undersigned (the "Initial Exercise Date"), and prior to 5:00 p.m. Central Time, on the date which four (4) years from the date of issuance. However, if after the Initial Exercise Date the closing price of the Company's Common Stock is at least $4.00 per share for thirty (30) consecutive trading days, and the Company has an effective registration statement for the issuance of the Conversion Shares by the Company to the Holder, the Holder will have thirty (30) days from such thirtieth consecutive trading day at $4.00 per share to exercise the Warrant. If the Warrant is not exercised on or before the expiration date, as may be accelerated, as set forth in the previous sentence, the unexercised portion of the Warrant will lapse and the Warrant shall not have any more force or effect.

	C.	As additional consideration for the purchase of the Units by
Holder, the Company desires to grant to Holder registration rights with respect to the Shares and the Conversion Shares.

	NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties hereto agree as follows:

	1.	(a)	Registration Rights.  Within sixty (60) days after the
termination of the Company's Offering of the Units, the Company agrees to file with the U.S. Securities and Exchange Commission (the "Commission") a registration statement for registration of the Shares for resale by the Holders and the Conversion Shares for issuance by the Company upon exercise of the Warrants and will use its best efforts to have the registration statement declared effective as soon as possible and thereafter to remain effective until the later of the date that all of the Shares held by the Holder can be sold without restrictions by Rule 144(k) of the Securities Act or the date when all of the Conversion Shares have been issued upon exercise of the Warrants.

	As used herein, "Registrable Securities" shall mean the Shares and the Conversion Shares.

		(b)	The Company shall use its best efforts to cause the
Registrable Securities so registered to be registered or qualified for sale under the securities or Blue Sky Laws of such jurisdictions as the Holders may reasonably request; provided, however, that the Company shall not be required to qualify to do business in any state by reason of this Section 1(b) in which it is not otherwise required to qualify to do business.

		(c)	The Company shall furnish to each Holder copies of the
registration statement and of each amendment and supplement thereto (in each case, including all exhibits), such reasonable number of copies of each prospectus contained in such registration statement and each supplement or amendment thereto (including each preliminary prospectus), all of which shall conform to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder, and such other documents, as any Holder may reasonably request.

					--page 1--

		(d)	The Company agrees that until all the Registrable
Securities have been sold under a registration statement or pursuant to Rule 144 under the Securities Act, it shall use its best efforts to keep current in filing all reports, statements and other materials required to be filed with the Commission.

		(e)	The Company shall notify the Holders of the Registrable
Securities promptly when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed.

		(f)	The Company shall promptly notify the Holders of the
Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the reasonable request of the Holders of the Registrable Securities, prepare and furnish to them such number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities or securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

	2.	Indemnification.  (a) Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each Holder, its officers, directors, partners, employees, agents, and counsel, and each person, if any, who controls any such person within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act of 1934, as amended
(the "Exchange Act"), from and against any and all loss, liability, charge, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 2, but not be limited to, attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), as and when incurred, arising out of, based upon, or in connection with:

	(i)	any untrue statement or alleged untrue statement of a
material fact contained (A) in any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, relating to the sale of any of the Registrable Securities or (B) in any application or other document or communication (in this Section 2 collectively called an "Application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to register or qualify any of the Registrable Securities under the securities or Blue Sky Laws thereof or filed with the Commission or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements made therein not misleading, unless
(x) such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to such Holder by or on behalf of such person expressly for inclusion in any registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any Application, as the case may be, or (y) such loss, liability, charge, claim, damage or expense arises out of such Holder's failure to comply with the terms and provisions of this Agreement; or

	(ii)	any breach of any representation, warranty, covenant, or
agreement of the Company contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Agreement.

	If any action is brought against any Holder or any of its officers, directors, partners, employees, agents, or counsel, or any controlling persons of such person (an "indemnified party") in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company in writing of the institution of such action (but the failure so to notify shall not relieve the Company from any liability other than pursuant to this Section 2(a)) and the Company shall promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to such indemnified party or parties), provided that the indemnified party shall have the right to employ its or their own counsel

					--page 2--
in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have promptly employed counsel reasonably satisfactory to such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to the Company, in any of which events such fees and expenses shall be borne by the Company and the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties.

	Anything in this Section 2 to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent, which shall not be unreasonably withheld.
The Company shall not, without the prior written consent of each indemnified party that is not released as described in this sentence, settle or compromise any action, or permit a default or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, in respective of which indemnity may be sought hereunder (whether or not any indemnified party is a party thereto), unless such settlement, compromise, consent, or termination includes an unconditional release of each indemnified party from all liability in respect of such action. The Company agrees promptly to notify Holders of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the same of any Registrable Securities or any preliminary prospectus, prospectus, registration statement, or amendment or supplement thereto, or any Application relating to any sale of any Registrable Securities.

		(b)	Each Holder agrees to indemnify and hold harmless the
Company, each director of the Company, each officer of the Company who shall have signed any registration statement covering Registrable Securities held by such Holder, each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, and its or their respective counsel, to the same extent as the foregoing indemnify from the Company to such Holder in Section 2(a), but only with respect to statements or omissions, if any, made in any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or in any Application, in reliance upon and in conformity with written information furnished to the Company with respect to such Holder by or on behalf of such Holder, expressly for inclusion in any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any Application, as the case may be. If any action shall be brought against the Company or any other person so indemnified based on any such registration statement, preliminary prospectus, or final prospectus or any amendment or supplement thereto, or in any Application, and in respect of which indemnity may be sought against such Holder pursuant to this Section 2(b), such Holder shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 2(a).

		(c)	To provide for just and equitable contribution, if (i)
an indemnified party makes a claim for indemnification pursuant to Sections 2(a) or 2(b) (subject to the limitations thereof) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such cases, or (ii) any indemnified or indemnifying party seeks contribution under the Securities Act, the Exchange Act or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any director of the Company, any officer of the Company who signed any such registration statement, any controlling person of the Company, and its or their respective counsel), as one entity, and the Holders of the Registrable Securities, included in such registration in the aggregate (including for this purpose any contribution by or on behalf of an indemnified party), as a second entity, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, on the basis of relevant equitable considerations such as the relative fault of the Company and such Holders in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses. The relative fault, in the case of an untrue statement, alleged untrue statement, omissions, or alleged omission shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by the Company or by such Holders, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission.

	The Company and Holders agree that it would be unjust and inequitable if the respective obligations of the Company and the Holders for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages, and expenses (even if each Holder and the other

					--page 3--
indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 2(c). In no case shall any Holder be responsible for a portion of the contribution obligation imposed on all Holders in excess of its pro rata share based on the number of Shares owned by him, her or it and included in such registration as compared to the number of Shares owned by all Holders and included in such registration. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

	For purposes of this Section 2(c), each person, if any, who controls any Holder within the meaning of Section 15 of the Securities Act or
Section 20(a) of the Exchange Act and each officer, director, partner, employee, agent, and counsel of Holder or control person shall have the same rights to contribution as such Holder or control person and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed any such registration statement, each director of the Company, and its or their respective counsel shall have the same rights to contribution as the Company, subject in each case to the provision of this
Section 2(c). Anything in this Section 2(c) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 2(c) is intended to supersede any right to contribution under the Securities Act, the Exchange Act or otherwise.

	3.	Miscellaneous.

		(a)	Remedies.  In the event of a breach by the Company of
its obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.

		(b)	Agreements and Waivers.  The provisions of this
Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, unless such amendment, modification or supplement is in writing and signed by the parties hereto.

		(c)	Notices.  All notices and other communications provided
for or permitted hereunder shall be made in writing delivered by hand-delivery, registered first-class mail, or telecopies, initially to the address set forth below, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 3(c):

	If to the Company:
	Merge Technologies Incorporated
	1126 South 70th Street
	Milwaukee, WI 53214-3151
	Attention:	Richard A. Linden, President
	Facsimile:	(414) 977-4200

	with a copy to:
	Shefsky & Froelich Ltd.
	444 North Michigan Avenue - Suite 2500
	Chicago, IL  60611
	Attention:	Mitchell D. Goldsmith, Esq.
	Facsimile:	(312) 527-3194

	If to the Holders:
	At the address set forth in each Holder's
	Subscription Agreement for the Units


All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; two (2) business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

		(d)	Successors and Assigns.  This Agreement shall inure
to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent holders of the Registrable Shares subject to the terms hereof.

		(e)	Counterparts.  This Agreement may be executed in any
number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

					--page 4--

		(f)	Headings.  The headings in this Agreement are for
convenience of reference only and shall not limit or otherwise affect the meaning hereof.

		(g)	Governing Law.  This Agreement shall be governed by and
construed in accordance with the laws of the State of Wisconsin without reference to its conflicts of law provisions.

		(h)	Severability.  In the event that any one or more of the
provisions contained herein, or the Application hereof in any circumstance is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provisions contained herein shall not be affected or impaired thereby.

		(i)	Entire Agreement.  This Agreement is intended by the
parties as a final expression of their agreement and intended to be a complete and exclusive statement of this agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are not restrictions,promises, warranties or undertakings, other than those set forth or referred to herein, concerning the registration rights granted by the Company pursuant to this Agreement.

		(j)	Recitals.  The Recitals to this Agreement are hereby
incorporated by reference into this Agreement as if fully set forth herein.

	IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

MERGE TECHNOLOGIES INCORPORATED		HOLDER:




By:____________________________________	By:_______________________________
	Richard A. Linden, President


					__________________________________

					[Print Name]


					--page 5--

				Exhibit 4(e)

			REGISTRATION RIGHTS AGREEMENT


	This Registration Rights Agreement (the "Agreement") is made and entered into as of s February 23, 2001, by and between MERGE TECHNOLOGIES INCORPORATED, a Wisconsin corporation (the "Company"), and each of the persons executing this Agreement in the space provided on the signature page hereto (each a "Holder" and collectively, the "Holders").

				RECITALS

	A.	Holder has agreed to purchase Series A Convertible Preferred
Shares of the Company (the "Preferred Stock") pursuant to a Subscription Agreement (collectively, together with the Purchaser Questionnaire, the "Subscription Agreement") between the Company and Holder in connection with a private placement of the Preferred Stock by the Company. For every two shares of Preferred Stock purchased, the Company will issue one warrant to purchase one share of the Company's common stock, par value $.01 per share (the "Common Stock") at $1.00 per share (the "Warrants"). Each share of Preferred Stock is convertible into one share of Common Stock.

	B.	The Preferred Stock is convertible into Common Stock at any
time, in the sole discretion of the Holder. The Company may demand conversion of the Preferred Stock when the closing bid of the Common Stock has been equal to, or greater than, $4.00 for thirty (30) consecutive trading days and the registration statement registering the Common Stock underlying the Preferred Stock and the Warrants has been declared effective by the Securities and Exchange Commission (the "Commission"). Each Warrant is exercisable at any time until the earlier to occur of December 31, 2003 or thirty (30) calendar days after the date upon which the common Stock has been trading on The Nasdaq SmallCap Market at a bid price equal to, or greater than, $4.00 for thirty (30) consecutive trading days.

	C.	As additional consideration for the purchase of the Preferred
Stock by Holder, the Company desires to grant to Holder registration rights with respect to the shares of Common Stock issuable to Holder upon conversion of the Preferred Stock or the exercise of the Warrants (the "Conversion Securities").

	NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties hereto agree as follows:

	1.	(a)	Piggyback Registration.  If, at any time during the
one-year period ending on December 31, 2001, the Company shall file a registration statement (other than a registration statement on Form S-4, Form S-8, or any successor form) with the Commission while any Registrable Securities (as hereinafter defined) are outstanding, the Company shall give all the then holders of any Registrable Securities (the "Eligible Holders"), including each Holder, at least thirty (30) days prior written notice of the filing of such registration statement. If requested by an Eligible Holder in writing within twenty (20) days after receipt of any such notice, the Company shall, at the Company's sole expense (other than the fees and disbursements of counsel for the Eligible Holders, and the underwriting discounts, if any, payable in respect of the Registrable Securities sold by any Eligible Holder), register all or, at each Eligible Holder's option, any portion of the Registrable Securities of any Eligible Holders who shall have made such request, concurrently with the registration of such other securities, all to the extent requisite to permit the public offering and sale of the Registrable Securities through the facilities of all appropriate securities exchanges, if any, on which the Common Stock is being sold or on the over-the-counter market, and will use its best efforts through its officers, directors, auditors, and counsel to cause such registration statement to become effective as promptly as practicable. Notwithstanding the foregoing, if the managing underwriter of any such offering shall advise the Company in writing that, in its opinion, the distribution of all or a portion of the Registrable Securities requested to be included in the registration concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by the Company for its own account, then any Eligible Holder who shall have requested registration of his or its Registrable Securities shall delay the offering and sale of such Registrable Securities (or the portions thereof so designated by such managing underwriter) for such period, not to exceed one hundred twenty (120) days (the "Delay

					--page 6--

Period"), as the managing underwriter shall request, provided that no such delay shall be required as to any Registrable Securities if any securities of the Company are included in such registration statement and eligible for sale during the Delay Period for the account of any person other than the Company and any Eligible Holder unless the securities included in such registration statement and eligible for sale during the Delay Period for such other person shall have been reduced pro rata to the reduction of the Registrable Securities which were requested to be included and eligible for sale during the Delay Period in such registration.

	As used herein, "Registrable Securities" shall mean the Common Stock underlying the Preferred Stock and the Warrants, which, in each case, have not been previously sold pursuant to a registration statement or Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

		(b)	Demand Registration.  In the event the Registrable
Securities have not been registered pursuant to Section 1(a), if at any time during the one-year period commencing on January 1, 2002 and ending on December 31, 2002, the Company shall receive a written request from Eligible Holders who in the aggregate own at least 25% of the total number of shares of Preferred Stock and Warrants and shares of Common Stock then included (or upon such exercises would be included) in the Registrable Securities (the "Majority Holders"), to register for sale of all or part of such Registrable Securities, the Company shall, as promptly as practicable, at the Company's sole cost and expense (other than the fees and disbursements of counsel for the Eligible Holders, and the underwriting discounts if any, payable in respect of the Registrable Securities sold by the Eligible Holders), prepare and file with the Commission a registration statement sufficient to permit the public offering and sale of the Registrable Securities through the facilities of all appropriate securities exchanges, if any, on which the Common Stock is being sold or on the over-the-counter market, and will use its best efforts through its officers, directors, auditors, and counsel to cause such registration statement to become effective as promptly as practicable; provided, however, that the Company shall only be obligated to file one such registration statement. Within three (3) business days after receiving any request contemplated by this Section 1(b), the Company shall give written notice to all the other Eligible Holders, advising each of them that the Company is proceeding with such registration and offering to include therein all or any portion of any such other Eligible Holder's Registrable Securities, provided that the Company receives a written request to do so from such Eligible Holder within thirty (30) days after receipt by him, her or it of the Company's notice.

		(c)	Upon receipt of a request made pursuant to Section
1(b), the Company shall file such registration statement within sixty (60) days of the date of the demand for such registration. In the event that the Company shall not file such registration statement within such sixty (60) day period, the Company shall issue additional Warrants to the Holders to compensate Holder for each thirty (30) day delay (up to a ninety (90) day delay) in filing the registration statement. The Company shall issue Warrants in an amount equal to ten percent (10%) of the amount of Warrants originally issued to Holder for the initial thirty (30) day delay period. For each additional thirty (30) day delay in filing such registration statement, up to two such thirty (30) day periods, the company shall issue additional Warrants in an amount equal to five percent (5%) of the amount of Warrants originally issued to Holder. The maximum amount of additional Warrants issued to Holder relating to a delay in filing a registration statement is twenty percent (20%).

		(d)	In the event of a registration pursuant to the
provisions of this Section 1, the Company shall use its best efforts to cause the Registrable Securities so registered to be registered or qualified for sale under the securities or Blue Sky Laws of such jurisdictions as the Eligible Holder or such holders may reasonably request; provided, however, that the Company shall not be required to qualify to do business in any state by reason of this Section 1(d) in which it is not otherwise required to qualify to do business.

		(e)	The Company shall keep effective any registration or
qualification contemplated by this Section 1 and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document and communication for such period of time as shall be required to permit the Eligible Holders to complete the offer and sale of the Registrable Securities covered thereby. The Company shall in no event be required to keep any such registration or qualification in effect for a period in excess of nine (9) months from the date on which the Eligible Holders are first permitted to sell such Registrable Securities; provided, however, that, if the Company is required to keep any such registration or qualification in effect with respect to securities other than the Registrable Securities beyond such period, the Company shall keep such registration or qualification in effect as it relates to the Registrable Securities for so long as such registration or qualification remains or is required to remain in effect in respect of such other securities.

					--page 7--

		(f)	In the event of a registration pursuant to the
provisions of this Section 1, the Company shall furnish to each Eligible Holder such number of copies of the registration statement and of each amendment and supplement thereto (in each case, including all exhibits), such reasonable number of copies of each prospectus contained in such registration statement and each supplement or amendment thereto (including each preliminary prospectus), all of which shall conform to the requirements of the Securities Act and the rules and regulations thereunder, and such other documents, as any Eligible Holder may reasonably request to facilitate the disposition of the Registrable Securities included in such registration.

		(g)	The Company agrees that until all the Registrable
Securities have been sold under a registration statement or pursuant to Rule 144 under the Securities Act, it shall use its best efforts to keep current in filing all reports, statements and other materials required to be filed with the Commission to permit holders of the Registrable Securities to sell such securities under Rule 144.

		(h)	The Company shall notify the Eligible Holders of the
Registrable Securities promptly when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed.

		(i)	The Company shall promptly notify the Eligible Holders
of the Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the reasonable request of the Eligible Holders of the Registrable Securities prepare and furnish to them such number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities or securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

		(j)	If requested by the underwriter for any underwritten
offering of Registrable Securities on behalf of an Eligible Holder of Registrable Securities pursuant to a registration requested under Section 1(b), the Company and such Eligible Holder of Registrable Securities will enter into an underwriting agreement with such underwriter for such offering, which shall be reasonably satisfactory in substance and form to the Company and the Company's counsel, such Eligible Holder of Registrable Securities and the underwriter, and such agreement shall contain such representations and warranties by the Company and such Eligible Holder of Registrable Securities and such other terms and provisions as are customarily contained in an underwriting agreement with respect to secondary distributions solely by selling stockholders, including, without limitation, indemnities substantially to the effect and to the extent provided in Section 2 hereof.

	2.	Indemnification.  (a) Subject to the conditions set forth
below, the Company agrees to indemnify and hold harmless each Eligible Holder, its officers, directors, partners, employees, agents, and counsel, and each person, if any, who controls any such person within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all loss, liability, charge, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 2, but not be limited to, attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), as and when incurred, arising out of, based upon, or in connection with:

		(i)	any untrue statement or alleged untrue statement of
a material fact contained (A) in any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, relating to the sale of any of the Registrable Securities or (B) in any application or other document or communication (in this Section 2 collectively called an "Application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to register or qualify any of the Registrable Securities under the securities or Blue Sky Laws thereof or filed with the Commission or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements made therein not misleading, unless (x) such statement or omission was made in reliance upon and in conformity

					--page 8--
with written information furnished to the Company with respect to such Eligible Holder by or on behalf of such person expressly for inclusion in any registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any Application, as the case may be, or (y) such loss, liability, charge, claim, damage or expense arises out of such Eligible Holder's failure to comply with the terms and provisions of this Agreement; or

		(ii)	any breach of any representation, warranty, covenant
or agreement of the Company contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Agreement.

		If any action is brought against any Eligible Holder or any of its officers, directors, partners, employees, agents, or counsel, or any controlling persons of such person (an "indemnified party") in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company in writing of the institution of such action (but the failure so to notify shall not relieve the Company from any liability other than pursuant to this
Section 2(a)) and the Company shall promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to such indemnified party or parties), provided that the indemnified party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have promptly employed counsel reasonably satisfactory to such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to the Company, in any of which events such fees and expenses shall be borne by the Company and the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties.

	Anything in this Section 2 to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent, which shall not be unreasonably withheld. The Company shall not, without the prior written consent of each indemnified party that is not released as described in this sentence, settle or compromise any action, or permit a default or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, in respective of which indemnity may be sought hereunder (whether or not any indemnified party is a party thereto), unless such settlement, compromise, consent, or termination includes an unconditional release of each indemnified party from all liability in respect of such action. The Company agrees promptly to notify Eligible Holders of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the same of any Registrable Securities or any preliminary prospectus, prospectus, registration statement, or amendment or supplement thereto, or any Application relating to any sale of any Registrable Securities.

		(b)	Each Eligible Holder agrees to indemnify and hold
harmless the Company, each director of the Company, each officer of the Company who shall have signed any registration statement covering Registrable Securities held by such Eligible Holder, each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or
Section 20(a) of the Exchange Act, and its or their respective counsel, to the same extent as the foregoing indemnify from the Company to such Eligible Holder in Section 2(a), but only with respect to statements or omissions, if any, made in any registration statement, preliminary prospectus, or final prospectus
(as from time to time amended and supplemented), or any amendment or supplement thereto, or in any Application, in reliance upon and in conformity with written information furnished to the Company with respect to such Eligible Holder by or on behalf of such Eligible Holder, expressly for inclusion in any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any Application, as the case may be.
If any action shall be brought against the Company or any other person so indemnified based on any such registration statement, preliminary prospectus, or final prospectus or any amendment or supplement thereto, or in any Application, and in respect of which indemnity may be sought against such Eligible Holder pursuant to this Section 2(b), such Eligible Holder shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 2(a).

		(c)	To provide for just and equitable contribution, if
(i) an indemnified party makes a claim for indemnification pursuant to Sections 2(a) or 2(b) (subject to the limitations thereof) but it is found in a final

					--page 9--
judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such cases, or (ii) any indemnified or indemnifying party seeks contribution under the Securities Act, the Exchange Act or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any director of the Company, any officer of the Company who signed any such registration statement, any controlling person of the Company, and its or their respective counsel), as one entity, and the Eligible Holders of the Registrable Securities, included in such registration in the aggregate (including for this purpose any contribution by or on behalf of an indemnified party), as a second entity, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, on the basis of relevant equitable considerations such as the relative fault of the Company and such Eligible Holders in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses. The relative fault, in the case of an untrue statement, alleged untrue statement, omissions, or alleged omission shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by the Company or by such Eligible Holders, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission.

	The Company and Eligible Holders agree that it would be unjust and inequitable if the respective obligations of the Company and the Eligible Holders for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages, and expenses (even if each Eligible Holder and the other indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 2(c). In no case shall any Eligible Holder be responsible for a portion of the contribution obligation imposed on all Eligible Holders in excess of its pro rata share based on the number of Warrants and shares of Common Stock owned by him, her or it and included in such registration as compared to the number of Warrants and shares of Common Stock owned by all Eligible Holders and included in such registration. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

	For purposes of this Section 2(c), each person, if any, who controls any Eligible Holder within the meaning of Section 15 of the Securities Act or
Section 20(a) of the Exchange Act and each officer, director, partner, employee, agent, and counsel of Eligible Holder or control person shall have the same rights to contribution as such Eligible Holder or control person and each person, if any, who controls the Company within the meaning of
Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed any such registration statement, each director of the Company, and its or their respective counsel shall have the same rights to contribution as the Company, subject in each case to the provision of this Section 2(c). Anything in this Section 2(c) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This
Section 2(c) is intended to supersede any right to contribution under the Securities Act, the Exchange Act or otherwise.

	3.	Miscellaneous.

		(a)	Remedies.  In the event of a breach by the Company of
			its obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.

		(b)	Agreements and Waivers.  The provisions of this
			Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, unless such amendment, modification or supplement is in writing and signed by the parties hereto.

		(c)	Notices.  All notices and other communications
			provided for or permitted hereunder shall be made in writing delivered by hand-delivery, registered first-class mail, or telecopies, initially to the address set forth below, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 3(c):

					--page 10--

			(i)	if to the Company:

				Merge Technologies Incorporated
				1126 South 70th Street
				Milwaukee, Wisconsin 53214-3151
				Attn:  Richard A. Linden, President
				Facsimile:  (414) 977-4202

				with a copy:

				Shefsky & Froelich Ltd.
				444 North Michigan Avenue, Suite 2500
				Chicago, Illinois 60611
				Attn:  Mitchell D. Goldsmith, Esq.
				Facsimile:  (312) 527-3194

			(ii)	if to the Holders:

				At the address set forth in each Holder's
				Subscription Agreement for the Preferred
				Stock

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; two (2) business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

		(d)	Successors and Assigns.  This Agreement shall inure
			to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent holders of the Registrable Shares subject to the terms hereof.

		(e)	Counterparts.  This Agreement may be executed in any
			number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

		(f)	Headings.  The headings in this Agreement are for
			convenience of reference only and shall not limit or otherwise affect the meaning hereof.

		(g)	Governing Law.  This Agreement shall be governed by
			and construed in accordance with the laws of the State of Wisconsin without reference to its conflicts of law provisions.

		(h)	Severability.  In the event that any one or more of
			the provisions contained herein, or the Application hereof in any circumstance is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provisions contained herein shall not be affected or impaired thereby.

		(i)	Entire Agreement.  This Agreement is intended by the
			parties as a final expression of their agreement and intended to be a complete and exclusive statement of this agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are not restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, concerning the registration rights granted by the Company pursuant to this Agreement.

		(j)	Recitals.  The Recitals to this Agreement are hereby
			incorporated by reference into this Agreement as if fully set forth herein.

					--page 11--

	IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

					MERGE TECHNOLOGIES INCORPORATED


					By:	--------------------------
						Name:	Richard A. Linden
						Title:	President


					HOLDER:


					By:	-------------------------
						(Print Name:  					)

#731173 v1 - Second Version of Amended Form S-3

					--page 12--
END OF DOCUMENT